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                                                                    EXHIBIT 21.1

The following is a list of the subsidiaries of IPG Photonics Corporation, a Delaware corporation.

Subsidiary Name                            Jurisdiction in which Incorporated
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
IPG Laser GmbH                             Germany
IPG Photonics (UK) Limited                 United Kingdom
NTO IRE-Polus                              Russia
IPG Fibertech S.r.l.                       Italy
IPG Photonics (Japan) Limited              Japan
IPG Photonics (India) Private Limited      India
IPG Photonics (Korea) Limited              South Korea
IPG Photonics (China) Limited              China
IPG Investment Corp.                       Delaware